Exhibit 99.1

E*Trade Financial Corporation Announces Fourth Quarter and Full Year 2014 Results

Company receives regulatory approvals to operate E*TRADE Bank at 9.0 percent Tier 1 leverage ratio, and move broker-dealers out from under E*TRADE Bank

Company to dividend excess capital at broker-dealers of approximately $430 million to parent in Q1

NEW YORK--(BUSINESS WIRE)--January 22, 2015--E*TRADE Financial Corporation (NASDAQ:ETFC):

Fourth Quarter Results

  Net income of $41 million, or $0.14 per share
  Net income of $78 million(1), or $0.26 per share(1) excluding a $59 million pre-tax loss related to the early extinguishment of corporate debt
  Total net revenue of $461 million
  Total operating expenses of $294 million
  Provision for loan losses of $10 million
  Corporate cash of $233 million(2), including a dividend from the bank of $75 million and use of approximately $460 million to pay down and refinance corporate debt
  Daily Average Revenue Trades (DARTs) of 168,000
  End of period margin receivables of $7.7 billion
  Net new brokerage accounts of 17,000; annualized attrition rate of 9.1 percent
  Net new brokerage assets of $3.5 billion; end of period customer assets of $290 billion

Full Year 2014 Results

  Net income of $293 million, or $1.00 per share; net income of $330 million(1), or $1.12 per share(1) excluding a $59 million pre-tax loss related to the early extinguishment of corporate debt
  Total net revenue of $1.8 billion
  Total operating expenses of $1.1 billion
  Provision for loan losses of $36 million
  Dividends of $300 million from the bank to the parent
  DARTs of 168,000
  Net new brokerage accounts of 146,000
  Net new brokerage assets of $10.9 billion, a Company record

E*TRADE Financial Corporation (NASDAQ:ETFC) today announced results for its fourth quarter ended December 31, 2014, reporting net income of $41 million, or $0.14 per share. Excluding a $59 million pre-tax loss on early extinguishment of corporate debt, net income would have been $78 million(1), or $0.26 per share(1). This compares with net income of $86 million, or $0.29 per share in the prior quarter, and $58 million, or $0.20 per share in the fourth quarter of 2013. Total net revenue of $461 million increased from $440 million in the prior quarter and $446 million in the fourth quarter of 2013.

The Company also announced that it has received regulatory approval to:

  Operate E*TRADE Bank at a Tier 1 leverage ratio of 9.0 percent; and
  Realign its organizational structure by moving its two broker-dealers (E*TRADE Securities and E*TRADE Clearing) from under E*TRADE Bank, which will simplify the distribution of capital generated by those entities to the parent.

E*TRADE Securities will be moved in early February, while the move of E*TRADE Clearing is expected to be completed later in the year. The approval to move these subsidiaries allows the Company to distribute approximately $430 million of their excess capital to the parent.

“This was a momentous year for E*TRADE,” said Paul Idzik, Chief Executive Officer. “Our unwavering commitment to our customers produced tremendous results as our brokerage business reached multi-year highs in customer trades and net new brokerage accounts, and all-time records in net new brokerage assets, account retention, margin receivables, and managed assets. We also made exceptional progress de-risking the firm and executing on our capital plan – highlighted by the sale of a high-risk portion of our loan portfolio, the sale of a non-core business, and consistent regulatory approvals for dividends from our bank, culminating in the pay down of $400 million of corporate debt. Entering 2015, our progress continues with approvals from our regulators – enabling us to operate the bank at a lower Tier 1 leverage ratio, remove our broker-dealers from under the bank, and distribute their excess capital to the parent. All are important votes of confidence, and underscore the company’s noteworthy progress. As a team, we are excited about what lies ahead of us and are eager to seize new opportunities in the coming year.”

E*TRADE reported DARTs of 168,000 during the quarter, an increase of 10 percent from the prior quarter and an increase of five percent versus the same quarter a year ago. DARTs for the full year were also 168,000, up from 151,000 in 2013.

The Company ended the quarter with 3.1 million brokerage accounts, an increase of 17,000 from the prior quarter. This compared with 24,000 net new brokerage accounts in the prior quarter and 22,000 in the fourth quarter of 2013. For the full year, the Company added 146,000 net new brokerage accounts. Brokerage account attrition for the fourth quarter was 9.1 percent annualized. For the full year, attrition was 8.7 percent, representing a slight improvement from 8.8 percent in 2013.

The Company ended the quarter with $290 billion in total customer assets, compared with $282 billion at the end of the prior quarter and $261 billion from a year ago.

During the quarter, customers added $3.5 billion in net new brokerage assets, representing an annualized growth rate of 5.8 percent. During the full year customers added $10.9 billion in net new brokerage assets. Brokerage related cash increased by $0.7 billion to $41.1 billion during the fourth quarter. Customers were net buyers of approximately $1.2 billion of securities. Margin receivables averaged $7.9 billion in the quarter, up four percent over last quarter and up 23 percent year over year, ending the quarter at $7.7 billion.

Corporate cash ended the quarter at $233 million(2), a decrease of $377 million from the prior quarter, driven primarily by the use of approximately $460 million to refinance and pay down corporate debt, offset by a $75 million dividend from the Company’s bank subsidiary to its parent.

Net operating interest income for the fourth quarter was $283 million, up from $269 million in the prior quarter and up from $257 million a year ago. Fourth quarter results reflected a net interest spread of 2.69 percent on average interest-earning assets of $40.9 billion, compared with 2.54 percent on $41.3 billion in the prior quarter.

Commissions, fees and service charges, and other revenue in the fourth quarter were $172 million, compared with $163 million in the prior quarter and $160 million in the fourth quarter of 2013. Average commission per trade for the quarter was $10.84, compared with $11.05 in the prior quarter, and $10.97 in the fourth quarter of 2013.

Total net revenue in the quarter also included $6 million of net gains on loans and securities. This compared with $8 million in the prior quarter and $12 million in the fourth quarter of 2013.

Total operating expenses in the quarter of $294 million increased $17 million sequentially, and decreased $1 million from the year ago period.

In November, the Company completed a transaction to reduce and refinance a portion of its corporate debt. The issuance of $540 million of 5.375% Senior Notes due 2022, along with approximately $460 million of corporate cash were used to redeem $435 million of 6.750% Senior Notes due 2016 and $505 million of 6.000% Senior Notes due 2017. The transaction, which resulted in a pre-tax loss of $59 million on early extinguishment of debt, reduced the Company’s debt burden by $400 million and lowered its annual debt service costs by approximately $30 million on a pre-tax basis.

The Company’s loan portfolio ended the quarter at $6.4 billion, contracting approximately $0.3 billion from the prior quarter. Fourth quarter provision for loan losses of $10 million was unchanged from the previous quarter.

Net charge-offs in the quarter were $7 million, compared with $10 million in the prior quarter. The allowance for loan losses ended the quarter at $404 million, up $3 million from the previous quarter.

As of December 31, 2014, the Company reported bank and consolidated Tier 1 leverage ratios of 10.6 percent(3) and 8.1 percent(4), respectively, compared with 10.4 percent(3) and 7.7 percent(4) in the prior quarter.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. ET today. This conference call will be available to domestic participants by dialing 800-735-5968 while international participants should dial +1 212-271-4651. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding the realignment of the Company’s legal entity structure, distributions of excess capital to the parent, the operation of E*TRADE Bank at a lower Tier 1 leverage ratio, and future prospects for the Company are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2015 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue:
Operating interest income	$330	$317	$1,293	$1,220
Operating interest expense	(47)	(60)	(205)	(238)
Net operating interest income	283	257	1,088	982
Commissions	115	110	456	420
Fees and service charges	48	42	186	155
Principal transactions	-	17	10	73
Gains on loans and securities, net	6	12	36	61
Net impairment	-	-	-	(3)
Other revenues	9	8	38	35
Total non-interest income	178	189	726	741
Total net revenue	461	446	1,814	1,723
Provision for loan losses	10	17	36	143
Operating expense:
Compensation and benefits	107	93	412	363
Advertising and market development	32	27	120	108
Clearing and servicing	22	30	94	124
FDIC insurance premiums	18	25	79	104
Professional services	33	26	112	85
Occupancy and equipment	20	20	79	73
Communications	18	16	71	69
Depreciation and amortization	18	21	78	89
Amortization of other intangibles	6	6	22	24
Impairment of goodwill	-	-	-	142
Facility restructuring and other exit activities	2	5	8	28
Other operating expenses	18	26	70	66
Total operating expense	294	295	1,145	1,275
Income before other income (expense) and income tax expense	157	134	633	305
Other income (expense):
Corporate interest expense	(27)	(28)	(113)	(114)
Losses on early extinguishment of debt	(59)	-	(71)	-
Equity in income (loss) of investments and other	-	(1)	3	4
Total other income (expense)	(86)	(29)	(181)	(110)
Income before income tax expense	71	105	452	195
Income tax expense	30	47	159	109
Net income	$41	$58	$293	$86

Basic earnings per share	$0.14	$0.20	$1.02	$0.30
Diluted earnings per share	$0.14	$0.20	$1.00	$0.29
Shares used in computation of per share data:
Basic (in thousands)	289,209	287,316	288,705	286,991
Diluted (in thousands)	294,364	293,149	294,103	292,589

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013

Revenue:
Operating interest income	$330	$319	$317
Operating interest expense	(47)	(50)	(60)
Net operating interest income	283	269	257
Commissions	115	108	110
Fees and service charges	48	45	42
Principal transactions	-	-	17
Gains on loans and securities, net	6	8	12
Other revenues	9	10	8
Total non-interest income	178	171	189
Total net revenue	461	440	446
Provision for loan losses	10	10	17
Operating expense:
Compensation and benefits	107	108	93
Advertising and market development	32	21	27
Clearing and servicing	22	21	30
FDIC insurance premiums	18	18	25
Professional services	33	27	26
Occupancy and equipment	20	22	20
Communications	18	17	16
Depreciation and amortization	18	19	21
Amortization of other intangibles	6	5	6
Facility restructuring and other exit activities	2	2	5
Other operating expenses	18	17	26
Total operating expense	294	277	295
Income before other income (expense) and income tax expense	157	153	134
Other income (expense):
Corporate interest expense	(27)	(29)	(28)
Losses on early extinguishment of debt	(59)	-	-
Equity in income (loss) of investments and other	-	1	(1)
Total other income (expense)	(86)	(28)	(29)
Income before income tax expense	71	125	105
Income tax expense	30	39	47
Net income	$41	$86	$58

Basic earnings per share	$0.14	$0.30	$0.20
Diluted earnings per share	$0.14	$0.29	$0.20
Shares used in computation of per share data:
Basic (in thousands)	289,209	288,843	287,316
Diluted (in thousands)	294,364	294,119	293,149

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	December 31,	September 30,	December 31,
	2014	2014	2013
ASSETS
Cash and equivalents	$1,783	$1,809	$1,838
Cash required to be segregated under federal or other regulations	555	608	1,066
Available-for-sale securities	12,388	12,516	13,592
Held-to-maturity securities	12,248	11,847	10,181
Margin receivables	7,675	8,117	6,353
Loans receivable, net	5,979	6,302	8,123
Investment in FHLB stock	88	77	61
Property and equipment, net	245	240	237
Goodwill	1,792	1,792	1,792
Other intangibles, net	194	199	216
Other assets	2,583	2,312	2,821
Total assets	$45,530	$45,819	$46,280

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$24,890	$24,927	$25,971
Securities sold under agreements to repurchase	3,672	3,917	4,543
Customer payables	6,455	6,526	6,310
FHLB advances and other borrowings	1,299	1,294	1,279
Corporate debt	1,366	1,771	1,768
Other liabilities	2,473	2,110	1,553
Total liabilities	40,155	40,545	41,424

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
December 31, 2014, September 30, 2014 and December 31, 2013, shares issued and outstanding: 289,272,576 at December 31, 2014, 288,812,764 at
September 30, 2014 and 287,357,001 at December 31, 2013	3	3	3
Additional paid-in-capital	7,350	7,340	7,328
Accumulated deficit	(1,729)	(1,770)	(2,022)
Accumulated other comprehensive loss	(249)	(299)	(453)
Total shareholders' equity	5,375	5,274	4,856
Total liabilities and shareholders' equity	$45,530	$45,819	$46,280

Segment Reporting

	Three Months Ended December 31, 2014
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In millions)
Revenue:
Operating interest income	$176	$223	$1	$(70)	$330
Operating interest expense	(3)	(114)	-	70	(47)
Net operating interest income	173	109	1	-	283
Commissions	115	-	-	-	115
Fees and service charges	48	-	-	-	48
Gains on loans and securities, net	-	6	-	-	6
Other revenues	7	2	-	-	9
Total non-interest income	170	8	-	-	178
Total net revenue	343	117	1	-	461
Provision for loan losses	-	10	-	-	10
Operating expense:
Compensation and benefits	69	3	35	-	107
Advertising and market development	32	-	-	-	32
Clearing and servicing	14	8	-	-	22
FDIC insurance premiums	-	18	-	-	18
Professional services	15	1	17	-	33
Occupancy and equipment	15	1	4	-	20
Communications	17	-	1	-	18
Depreciation and amortization	14	-	4	-	18
Amortization of other intangibles	6	-	-	-	6
Facility restructuring and other exit activities	-	-	2	-	2
Other operating expenses	10	4	4	-	18
Total operating expense	192	35	67	-	294
Segment income (loss) before other income (expense)	151	72	(66)	-	157
Other income (expense):
Corporate interest expense	-	-	(27)	-	(27)
Losses on early extinguishment of debt	-	-	(59)	-	(59)
Total other income (expense)	-	-	(86)	-	(86)
Segment income (loss)	$151	$72	$(152)	$-	$71

	Three Months Ended September 30, 2014
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In millions)
Revenue:
Operating interest income	$170	$221	$-	$(72)	$319
Operating interest expense	(5)	(117)	-	72	(50)
Net operating interest income	165	104	-	-	269
Commissions	108	-	-	-	108
Fees and service charges	45	-	-	-	45
Gains on loans and securities, net	-	8	-	-	8
Other revenues	9	1	-	-	10
Total non-interest income	162	9	-	-	171
Total net revenue	327	113	-	-	440
Provision for loan losses	-	10	-	-	10
Operating expense:
Compensation and benefits	72	4	32	-	108
Advertising and market development	21	-	-	-	21
Clearing and servicing	13	8	-	-	21
FDIC insurance premiums	-	18	-	-	18
Professional services	16	1	10	-	27
Occupancy and equipment	17	1	4	-	22
Communications	17	-	-	-	17
Depreciation and amortization	15	-	4	-	19
Amortization of other intangibles	5	-	-	-	5
Facility restructuring and other exit activities	-	-	2	-	2
Other operating expenses	7	4	6	-	17
Total operating expense	183	36	58	-	277
Segment income (loss) before other income (expense)	144	67	(58)	-	153
Other income (expense):
Corporate interest expense	-	-	(29)	-	(29)
Equity in income of investments and other	-	-	1	-	1
Total other income (expense)	-	-	(28)	-	(28)
Segment income (loss)	$144	$67	$(86)	$-	$125

	Three Months Ended December 31, 2013
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In millions)
Revenue:
Operating interest income	$145	$241	$-	$(69)	$317
Operating interest expense	(6)	(123)	-	69	(60)
Net operating interest income	139	118	-	-	257
Commissions	110	-	-	-	110
Fees and service charges	42	-	-	-	42
Principal transactions	17	-	-	-	17
Gains on loans and securities, net	-	12	-	-	12
Other revenues	7	1	-	-	8
Total non-interest income	176	13	-	-	189
Total net revenue	315	131	-	-	446
Provision for loan losses	-	17	-	-	17
Operating expense:
Compensation and benefits	65	3	25	-	93
Advertising and market development	27	-	-	-	27
Clearing and servicing	18	12	-	-	30
FDIC insurance premiums	-	25	-	-	25
Professional services	14	-	12	-	26
Occupancy and equipment	17	-	3	-	20
Communications	15	-	1	-	16
Depreciation and amortization	17	-	4	-	21
Amortization of other intangibles	6	-	-	-	6
Facility restructuring and other exit activities	-	-	5	-	5
Other operating expenses	16	4	6	-	26
Total operating expense	195	44	56	-	295
Segment income (loss) before other income (expense)	120	70	(56)	-	134
Other income (expense):
Corporate interest expense	-	-	(28)	-	(28)
Equity in loss of investments and other	-	-	(1)	-	(1)
Total other income (expense)	-	-	(29)	-	(29)
Segment income (loss)	$120	$70	$(85)	$-	$105

Key Performance Metrics(6)

Corporate Metrics	Qtr ended 12/31/14	Qtr ended 9/30/14	Qtr ended 12/31/14 vs. 9/30/14	Qtr ended 12/31/13	Qtr ended 12/31/14 vs. 12/31/13

Operating margin %(7)
Consolidated	34%	35%	(1)%	30%	4%
Trading and Investing	44%	44%	0%	38%	6%
Balance Sheet Management	62%	59%	3%	54%	8%

Employees	3,221	3,146	2%	3,009	7%
Consultants and other	156	129	21%	119	31%
Total headcount	3,377	3,275	3%	3,128	8%

Book value per share	$18.58	$18.26	2%	$16.90	10%
Tangible book value per share(8)	$13.08	$12.69	3%	$11.14	17%

Corporate cash ($MM)(2)	$233	$610	(62)%	$415	(44)%

Enterprise net interest spread (basis points)(9)	269	254	6%	240	12%
Enterprise interest-earning assets, average ($MM)	$40,905	$41,346	(1)%	$41,685	(2)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income	$41	$86	(52)%	$58	(29)%
Income tax expense	30	39	(23)%	47	(36)%
Depreciation & amortization	24	24	0%	27	(11)%
Corporate interest expense	27	29	(7)%	28	(4)%
EBITDA	$122	$178	(31)%	$160	(24)%

Interest coverage(10)	4.5	6.2	N.M.	5.6	N.M.

E*TRADE Bank net income ($MM)(11)	$112	$119	(6)%	$96	17%

Trading and Investing Metrics

Trading days	63.0	63.5	N.M.	63.0	N.M.

DARTs	168,318	153,494	10%	159,569	5%

Total trades (MM)	10.6	9.7	9%	10.1	5%
Average commission per trade	$10.84	$11.05	(2)%	$10.97	(1)%

End of period margin receivables ($B)	$7.7	$8.1	(5)%	$6.4	20%
Average margin receivables ($B)	$7.9	$7.6	4%	$6.4	23%

Gross new brokerage accounts	88,689	94,261	(6)%	88,716	(0)%
Gross new stock plan accounts	55,746	57,648	(3)%	67,594	(18)%
Gross new banking accounts	1,528	2,015	(24)%	2,289	(33)%
Closed accounts	(138,043)	(120,548)	N.M.	(131,783)	N.M.
Net new accounts	7,920	33,376	N.M.	26,816	N.M.

Net new brokerage accounts	17,447	23,510	N.M.	22,217	N.M.
Net new stock plan accounts	55	17,547	N.M.	14,881	N.M.
Net new banking accounts	(9,582)	(7,681)	N.M.	(10,282)	N.M.
Net new accounts	7,920	33,376	N.M.	26,816	N.M.

End of period brokerage accounts	3,143,923	3,126,476	1%	2,998,059	5%
End of period stock plan accounts	1,263,784	1,263,729	0%	1,219,573	4%
End of period banking accounts	362,044	371,626	(3)%	396,138	(9)%
End of period total accounts	4,769,751	4,761,831	0%	4,613,770	3%

Annualized brokerage account attrition rate(12)	9.1%	9.1%	N.M.	8.9%	N.M.

Customer Assets ($B)
Security holdings	$204.7	$199.0	3%	$178.2	15%
Customer payables (cash)	6.5	6.5	0%	6.3	3%
Customer assets held by third parties(13)	15.5	14.8	5%	13.8	12%
Unexercised stock plan customer holdings (vested)	38.7	36.4	6%	36.5	6%
Customer assets in brokerage and stock plan accounts	265.4	256.7	3%	234.8	13%
Sweep deposits	19.1	19.1	0%	19.6	(3)%
Savings, transaction and other	5.8	5.9	(2)%	6.4	(9)%
Customer assets in banking accounts	24.9	25.0	0%	26.0	(4)%
Total customer assets	$290.3	$281.7	3%	$260.8	11%

Net new brokerage assets ($B)(14)	$3.5	$2.3	N.M.	$3.2	N.M.
Net new banking assets ($B)(14)	(0.1)	(0.2)	N.M.	(0.1)	N.M.
Net new customer assets ($B)(14)	$3.4	$2.1	N.M.	$3.1	N.M.

Brokerage related cash ($B)	$41.1	$40.4	2%	$39.7	4%
Other customer cash and deposits ($B)	5.8	5.9	(2)%	6.4	(9)%
Total customer cash and deposits ($B)	$46.9	$46.3	1%	$46.1	2%

Stock plan customer holdings (unvested) ($B)	$79.5	$73.7	8%	$71.1	12%

Customer net buy activity ($B)	$(1.2)	$(2.2)	N.M.	$(0.8)	N.M.

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$6,520	$6,851	(5)%	$8,764	(26)%
Ending loans receivable, net	$5,979	$6,302	(5)%	$8,123	(26)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$2,833	$2,957	(4)%	$4,007	(29)%
30-89 days delinquent	88	95	(7)%	190	(54)%
90-179 days delinquent	28	22	27%	70	(60)%
Total 30-179 days delinquent	116	117	(1)%	260	(55)%
180+ days delinquent (net of $48M, $53M and $106M in charge-offs for Q414, Q314 and Q413, respectively)	131	136	(4)%	227	(42)%
Total delinquent loans(15)	247	253	(2)%	487	(49)%
Gross loans receivable(16)	$3,080	$3,210	(4)%	$4,494	(31)%

Home Equity
Current	$2,710	$2,873	(6)%	$3,329	(19)%
30-89 days delinquent	60	56	7%	69	(13)%
90-179 days delinquent	29	27	7%	36	(19)%
Total 30-179 days delinquent	89	83	7%	105	(15)%
180+ days delinquent (net of $25M, $23M and $23M in charge-offs for Q414, Q314 and Q413, respectively)	43	45	(4)%	40	8%
Total delinquent loans(15)	132	128	3%	145	(9)%
Gross loans receivable(16)	$2,842	$3,001	(5)%	$3,474	(18)%

Consumer and Other
Current	$453	$482	(6)%	$593	(24)%
30-89 days delinquent	7	8	(13)%	12	(42)%
90-179 days delinquent	1	2	(50)%	3	(67)%
Total 30-179 days delinquent	8	10	(20)%	15	(47)%
180+ days delinquent	-	-	N.M.	-	N.M.
Total delinquent loans	8	10	(20)%	15	(47)%
Gross loans receivable(16)	$461	$492	(6)%	$608	(24)%

Total Loans Receivable
Current	$5,996	$6,312	(5)%	$7,929	(24)%
30-89 days delinquent	155	159	(3)%	271	(43)%
90-179 days delinquent	58	51	14%	109	(47)%
Total 30-179 days delinquent	213	210	1%	380	(44)%
180+ days delinquent	174	181	(4)%	267	(35)%
Total delinquent loans(15)	387	391	(1)%	647	(40)%
Total gross loans receivable(16)	$6,383	$6,703	(5)%	$8,576	(26)%

TDR performance detail ($MM)(17)

One- to Four-Family TDRs
Current	$232	$236	(2)%	$901	(74)%
30-89 days delinquent	24	28	(14)%	102	(76)%
90-179 days delinquent	12	5	140%	44	(73)%
Total 30-179 days delinquent	36	33	9%	146	(75)%
180+ days delinquent (net of $23M, $23M and $66M in charge-offs for Q414, Q314 and Q413, respectively)	48	48	0%	125	(62)%
Total delinquent TDRs	84	81	4%	271	(69)%
TDRs	$316	$317	0%	$1,172	(73)%

Home Equity TDRs
Current	$178	$183	(3)%	$198	(10)%
30-89 days delinquent	14	12	17%	17	(18)%
90-179 days delinquent	6	7	(14)%	7	(14)%
Total 30-179 days delinquent	20	19	5%	24	(17)%
180+ days delinquent (net of $15M, $15M and $15M in charge-offs for Q414, Q314 and Q413, respectively)	19	19	0%	19	0%
Total delinquent TDRs	39	38	3%	43	(9)%
TDRs	$217	$221	(2)%	$241	(10)%

Total TDRs
Current	$410	$419	(2)%	$1,099	(63)%
30-89 days delinquent	38	40	(5)%	119	(68)%
90-179 days delinquent	18	12	50%	51	(65)%
Total 30-179 days delinquent	56	52	8%	170	(67)%
180+ days delinquent	67	67	0%	144	(53)%
Total delinquent TDRs	123	119	3%	314	(61)%
TDRs	$533	$538	(1)%	$1,413	(62)%

Capital Metrics

E*TRADE Bank
Tier 1 leverage ratio(3)	10.6%	10.4%	0.2%	9.5%	1.1%
Tier 1 risk-based capital ratio(3)	25.7%	24.6%	1.1%	23.0%	2.7%
Total risk-based capital ratio(3)	26.9%	25.9%	1.0%	24.3%	2.6%
Tier 1 common ratio(3)	25.7%	24.6%	1.1%	23.0%	2.7%

E*TRADE Financial
Tier 1 leverage ratio(4)	8.1%	7.7%	0.4%	6.7%	1.4%
Tier 1 risk-based capital ratio(4)	19.6%	18.5%	1.1%	16.2%	3.4%
Total risk-based capital ratio(4)	20.8%	19.7%	1.1%	17.4%	3.4%
Tier 1 common ratio(4)	17.1%	16.1%	1.0%	13.8%	3.3%

Activity in Allowance for Loan Losses

	Three Months Ended December 31, 2014
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 9/30/14	$27	$360	$14	$401
Provision for loan losses	-	12	(2)	10
Charge-offs, net	-	(5)	(2)	(7)
Allowance for loan losses, ending 12/31/14	$27	$367	$10	$404

	Three Months Ended September 30, 2014
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 6/30/14	$44	$337	$20	$401
Provision for loan losses	(16)	29	(3)	10
Charge-offs, net	(1)	(6)	(3)	(10)
Allowance for loan losses, ending 9/30/14	$27	$360	$14	$401

	Three Months Ended December 31, 2013
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 9/30/13	$113	$319	$27	$459
Provision for loan losses	(6)	23	-	17
Charge-offs, net	(5)	(16)	(2)	(23)
Allowance for loan losses, ending 12/31/13	$102	$326	$25	$453

Specific Valuation Allowance Activity(18)

	As of December 31, 2014
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(19)
	(Dollars in millions)
One- to four-family	$231	$(46)	$185	$(9)	$176	5%	24%
Home equity	305	(136)	169	(57)	112	34%	63%
Total	$536	$(182)	$354	$(66)	$288	19%	46%

	As of September 30, 2014
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(19)
	(Dollars in millions)
One- to four-family	$229	$(45)	$184	$(9)	$175	5%	24%
Home equity	313	(140)	173	(59)	114	34%	64%
Total	$542	$(185)	$357	$(68)	$289	19%	47%

	As of December 31, 2013
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(19)
	(Dollars in millions)
One- to four-family	$1,354	$(318)	$1,036	$(60)	$976	6%	28%
Home equity	338	(150)	188	(64)	124	34%	63%
Total	$1,692	$(468)	$1,224	$(124)	$1,100	10%	35%

Average Enterprise Balance Sheet Data

	Three Months Ended
	December 31, 2014
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(20)	$6,532	$66	4.07%
Available-for-sale securities	12,231	68	2.20%
Held-to-maturity securities	11,921	88	2.96%
Margin receivables	7,859	70	3.53%
Cash and equivalents	1,341	1	0.13%
Segregated cash	406	-	0.15%
Securities borrowed and other	615	32	21.27%
Total enterprise interest-earning assets	$40,905	325	3.17%
Enterprise interest-bearing liabilities:
Deposits	$24,694	$2	0.03%
Customer payables	6,420	1	0.08%
Securities sold under agreements to repurchase(21)	3,761	28	2.91%
FHLB advances and other borrowings(21)	1,295	15	4.68%
Securities loaned and other	1,701	-	0.04%
Total enterprise interest-bearing liabilities	$37,871	46	0.48%
Enterprise net interest income/spread(9)		$279	2.69%

	Three Months Ended
	September 30, 2014
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(20)	$6,871	$70	4.05%
Available-for-sale securities	12,595	70	2.23%
Held-to-maturity securities	11,366	81	2.84%
Margin receivables	7,645	67	3.47%
Cash and equivalents	1,316	-	0.15%
Segregated cash	904	-	0.06%
Securities borrowed and other	649	28	16.89%
Total enterprise interest-earning assets	$41,346	316	3.04%
Enterprise interest-bearing liabilities:
Deposits	$25,068	$2	0.03%
Customer payables	6,624	2	0.13%
Securities sold under agreements to repurchase(21)	3,753	30	3.07%
FHLB advances and other borrowings(21)	1,290	16	4.75%
Securities loaned and other	1,634	-	0.03%
Total enterprise interest-bearing liabilities	$38,369	50	0.50%
Enterprise net interest income/spread(9)		$266	2.54%

	Three Months Ended
	December 31, 2013
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(20)	$8,799	$90	4.06%
Available-for-sale securities	13,890	80	2.31%
Held-to-maturity securities	9,960	71	2.88%
Margin receivables	6,427	60	3.67%
Cash and equivalents	1,236	-	0.17%
Segregated cash	680	-	0.10%
Securities borrowed and other	693	13	7.38%
Total enterprise interest-earning assets	$41,685	314	3.01%
Enterprise interest-bearing liabilities:
Deposits	$25,831	$3	0.05%
Customer payables	6,066	3	0.15%
Securities sold under agreements to repurchase(21)	4,502	37	3.24%
FHLB advances and other borrowings(21)	1,324	17	5.08%
Securities loaned and other	957	-	0.03%
Total enterprise interest-bearing liabilities	$38,680	60	0.61%
Enterprise net interest income/spread(9)		$254	2.40%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income

	Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013
	(In millions)
Enterprise net interest income	$279	$266	$254
Taxable equivalent interest adjustment(22)	-	(1)	-
Earnings on customer assets held by third parties(23)	4	4	3
Net operating interest income	$283	$269	$257

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that net income and EPS excluding the loss on the early extinguishment of corporate debt, corporate cash, tangible book value per share, EBITDA, interest coverage, E*TRADE Bank Tier 1 common ratio and E*TRADE Financial capital ratios are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods.

Net Income and EPS Excluding the Loss on Early Extinguishment of Corporate Debt

Management believes that excluding the loss on the early extinguishment of corporate debt from net income and EPS provides useful additional measures of the Company’s ongoing operating performance because the charge is not directly related to our performance. See endnote (1) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (2) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business. See the table entitled “Key Performance Metrics” for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (10) for a calculation of this non-GAAP measure on a GAAP basis.

E*TRADE Bank Tier 1 Common Ratio and E*TRADE Financial Capital Ratios

E*TRADE Financial ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, are based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Bank’s and E*TRADE Financial’s Tier 1 common ratios are defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these ratios are an important measure of E*TRADE Bank’s and the Company’s capital strength. See endnotes (3) and (4) for reconciliations of these non-GAAP measures to the comparable GAAP measures.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following table provides a reconciliation of net income and EPS after adjusting for the loss on early extinguishment of corporate debt to GAAP net income and EPS (dollars in millions, except for per share amounts):

	Q4 2014		Year ended December 31, 2014
	Amount	Diluted EPS	Amount	Diluted EPS

Net income	$41	$0.14	$293	$1.00
Add back impact of corporate debt reduction and refinance:
Loss on early extinguishment of corporate debt	59	0.20	59	0.20
Income tax related to loss on early extinguishment of corporate debt	(22)	(0.08)	(22)	(0.08)
Net of tax	37	0.12	37	0.12
Adjusted net income	$78	$0.26	$330	$1.12

(2) The following table provides a reconciliation of corporate cash to GAAP consolidated cash and equivalents at period end (dollars in millions):

	Q4 2014	Q3 2014	Q4 2013
Corporate cash	$233	$610	$415
Bank cash	1,523	1,175	1,402
International brokerage and other cash	27	24	21
Total consolidated cash and equivalents	$1,783	$1,809	$1,838

(3) E*TRADE Bank’s Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios are preliminary for the current period. E*TRADE Bank’s Tier 1 common ratio is a non-GAAP measure. Management believes this ratio is an important measure of capital strength. E*TRADE Bank’s Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios are calculated as follows (dollars in millions):

	Q4 2014	Q3 2014	Q4 2013
E*TRADE Bank shareholder's equity	$6,102	$6,014	$5,741
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(255)	(304)	(459)
Goodwill & other intangible assets, net of deferred tax liabilities	1,467	1,482	1,529
Disallowed servicing assets and deferred tax assets	342	397	566
E*TRADE Bank Tier 1 capital/Tier 1 common	4,548	4,439	4,105
ADD:
Allowable allowance for loan losses	224	228	226
E*TRADE Bank total capital	$4,772	$4,667	$4,331

E*TRADE Bank total assets	$44,672	$44,510	$45,085
DEDUCT:
Losses in OCI on AFS debt securities and cash flow asset hedges, net of tax	(13)	(51)	(167)
Goodwill & other intangible assets, net of deferred tax liabilities	1,467	1,482	1,529
Disallowed servicing assets and deferred tax assets	342	397	566
E*TRADE Bank total assets for leverage capital purposes	$42,876	$42,682	$43,157

E*TRADE Bank total risk-weighted assets(a)	$17,717	$18,035	$17,858

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Total assets for leverage capital purposes)	10.6%	10.4%	9.5%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	25.7%	24.6%	23.0%
E*TRADE Bank total capital / Total risk-weighted assets	26.9%	25.9%	24.3%
E*TRADE Bank Tier 1 common / Total risk-weighted assets	25.7%	24.6%	23.0%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(4) E*TRADE Financial’s Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios are preliminary for the current period, and are based on the Federal Reserve’s well-capitalized requirements. While E*TRADE Financial is not currently subject to capital requirements, the implementation of holding company capital requirements are effective in 2015 as a result of the Dodd-Frank Act. Management believes these ratios are an important measure of the Company's capital strength and accordingly manages capital against ratios currently applicable to bank holding companies, in preparation for the application of these requirements. The Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios are calculated as follows (dollars in millions):

	Q4 2014	Q3 2014	Q4 2013
E*TRADE Financial shareholders' equity	$5,375	$5,274	$4,856
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(255)	(304)	(459)
Goodwill & other intangible assets, net of deferred tax liabilities	1,592	1,609	1,654
Disallowed servicing assets and deferred tax assets	1,008	1,063	1,185
E*TRADE Financial Tier 1 common	3,030	2,906	2,476
ADD:
Qualifying restricted core capital elements (TRUPs)(a)	433	433	433
E*TRADE Financial Tier 1 capital	3,463	3,339	2,909
ADD:
Allowable allowance for loan losses	223	228	228
E*TRADE Financial total capital	$3,686	$3,567	$3,137

E*TRADE Financial total average assets	$45,445	$45,869	$46,038
DEDUCT:
Goodwill & other intangible assets, net of deferred tax liabilities	1,592	1,609	1,654
Disallowed servicing assets and deferred tax assets	1,008	1,063	1,185
Average total assets for leverage capital purposes	$42,845	$43,197	$43,199

E*TRADE Financial total risk-weighted assets(b)	$17,683	$18,070	$17,992

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	8.1%	7.7%	6.7%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	19.6%	18.5%	16.2%
E*TRADE Financial total capital / Total risk-weighted assets	20.8%	19.7%	17.4%
E*TRADE Financial Tier 1 common / Total risk-weighted assets	17.1%	16.1%	13.8%

(a) The Company is continuing to include TRUPs in E*TRADE Financial’s Tier 1 capital due to the regulatory agencies’ delay in the implementation of the TRUPs phase-out for the Company until January 1, 2015.

(b) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(5) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(6) Amounts and percentages may not calculate due to rounding.

(7) Operating margin is the percentage of net revenue that results in income before other income (expense) and income taxes. The percentage is calculated by dividing income before other income (expense) and income taxes by total net revenue.

(8) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share at period end (dollars in millions, except per share amounts):

	Q4 2014	Q3 2014	Q4 2013
Book value	$5,375	$5,274	$4,856
Less: Goodwill and other intangibles, net	(1,986)	(1,991)	(2,008)
Less: Deferred tax liability related to goodwill	394	382	354
Tangible book value	$3,783	$3,665	$3,202

	Q4 2014	Q3 2014	Q4 2013
Book value per share	$18.58	$18.26	$16.90
Less: Goodwill and other intangibles, net per share	(6.86)	(6.89)	(6.99)
Less: Deferred tax liability related to goodwill per share	1.36	1.32	1.23
Tangible book value per share	$13.08	$12.69	$11.14

(9) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer assets held by third parties.

(10) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. The interest coverage ratio calculated based on the Company’s net income (loss) to its corporate interest expense was 1.5, 3.0, and 2.0 for the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively.

(11) E*TRADE Bank net income is calculated as follows (dollars in millions):

	Q4 2014	Q3 2014	Q4 2013
Total net revenue	$448	$427	$423
Provision for loan losses	10	10	18
Total operating expenses	254	238	257
Other income (expense)	(2)	(1)	(1)
Income before income taxes	182	178	147
Income tax expense	70	59	51
Net income	$112	$119	$96

(12) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(13) Customer assets held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer assets held by third parties are not reflected in the Company’s consolidated balance sheet and are not immediately available for liquidity purposes. However, we maintain the ability to bring these customer assets back on-balance sheet with appropriate notification to the third parties.

(14) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(15) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company at the end of the periods presented (dollars in millions):

	Q4 2014	Q3 2014	Q4 2013
One- to four-family	$127	$131	$416
Home equity	258	267	284
Total charge-offs	$385	$398	$700

(16) Includes unpaid principal balances and premiums (discounts).

(17) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs. Beginning in Q412, loans that had been charged-off due to bankruptcy notification were also considered TDRs.

(18) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company. The following table shows the reconciliation of total TDRs that had a modification and those which the Company received a notification of bankruptcy (dollars in millions):

	Q4 2014	Q3 2014	Q4 2013
Modified loans	$354	$357	$1,224
Bankruptcy loans	179	181	189
Total TDRs	$533	$538	$1,413

(19) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(20) Includes loans held-for-sale and excludes loans to customers on margin.

(21) Scheduled balances for FHLB advances and securities sold under agreements to repurchase are shown below (dollars in millions):

Date	Balance
12/31/2014	$4,570
12/31/2015	$4,205
12/31/2016	$3,510
12/31/2017	$2,655
12/31/2018	$1,940
12/31/2019	$1,445
12/31/2020	$1,150
12/31/2021	$1,050
12/31/2022	$-

(22) Represents gross-up for tax-exempt securities.

(23) Includes interest earned on average customer assets of $14.9 billion, $14.6 billion and $13.3 billion for the quarters ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively, held by third parties outside E*TRADE Financial, including money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com